UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO 80202
(Address of principal executive offices)

(303) 597-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2012, we issued a press release entitled “DCT INDUSTRIAL TRUST INC. REPORTS FOURTH QUARTER AND 2011 FULL-YEAR RESULTS” which sets forth disclosure regarding our results of operations for the fourth quarter ended December 31, 2011. A copy of this press release as well as a copy of the supplemental information referred to in the press release are made available on our website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its fourth quarter 2011 earnings conference call on Friday, February 10, 2012, at 11:00 a.m. Eastern time. You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investors section of the website. Alternatively, you may join the conference call by telephone by dialing (877) 317-6789 or (412) 317-6789. If you are unable to join the live conference call, you may access the webcast replay on DCT Industrial’s website until February 10, 2013. A telephone replay will be available through 9 a.m. Eastern Time, Monday, February 27, 2012 following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 10008830. Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com. The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three months ended December 31, 2011, Net Loss Attributable to Common Stockholders was $0.2 million, or $0.00 per diluted common share. In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as adjusted for acquisition costs and impairment losses on non-depreciable real estate, to be $30.0 million, or $0.11 per diluted common share and unit for the three months ended December 31, 2011. For the three months ended December 31, 2010, Net Loss Attributable to Common Stockholders was $11.2 million, or $0.05 per diluted common share. For the three months ended December 31, 2010, FFO, as adjusted for acquisition costs and impairment losses on non-depreciable real estate was $23.9 million, or $0.10 per diluted common share and unit.

For the year ended December 31, 2011, Net Loss Attributable to Common Stockholders was $25.3 million, or $0.11 per diluted common share. In our press release referred to above, we disclose FFO, as adjusted for acquisition costs to be $106.7 million, or $0.40 per diluted common share and unit for the year ended December 31, 2011. For the year ended December 31, 2010, Net Loss Attributable to Common Stockholders was $37.8 million, or $0.18 per diluted common share. For the year ended December 31, 2010, FFO, as adjusted for acquisition costs, impairment losses on non-depreciable real estate and debt modification costs was $93.0 million, or $0.39 per diluted common share and unit.

The table below provides the change in our loss from continuing operations during the periods presented in our press release and supplemental information; amounts are not restated for current period discontinued operations (in thousands):

	Consolidated operating data, as previously reported, for the three months ended:
	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Loss from continuing operations	$(12,628)	$(9,803)	$(9,614)	$(9,142)	$(4,677)

\	Consolidated operating data, as previously reported, for the three months ended:
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Loss from continuing operations	$(3,811)	$(7,704)	$(11,490)	$(8,836)	$(12,628)

Change in loss from continuing operations	(231.4)%	(27.3)%	16.3%	(3.5)%	63.0%

In our press release referred to above, we disclose our proportionate share of net debt to fourth quarter adjusted EBITDA as of December 31, 2011 as 6.7 times. We believe that this ratio, calculated using consolidated debt, reduced for existing consolidated cash balances and mortgage premiums, plus our share of unconsolidated debt, reduced for our share of unconsolidated cash balances is a useful supplemental measure of our leverage as it takes into account our ability to service our debt and to decrease our debt balances over time by calculating how many years it would take for us to pay back our debt if net debt and fourth quarter adjusted EBITDA are held constant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release dated February 9, 2012 and entitled “DCT INDUSTRIAL TRUST INC. REPORTS FOURTH QUARTER AND 2011 FULL-YEAR RESULTS”

99.2	Supplemental information entitled “DCT INDUSTRIAL FOURTH QUARTER 2011 SUPPLEMENTAL REPORTING PACKAGE”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.
February 9, 2012

	By:	/s/ Philip L. Hawkins
		Name:	Philip L. Hawkins
		Title:	President and Chief Executive Officer

4